Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

ARMADA ACQUISITION CORP. I

1760 Market Street, Suite 602

Philadelphia, Pennsylvania 19103

SPECIAL MEETING OF ARMADA ACQUISITION CORP. I

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING

TO BE HELD ON            , 2024.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated         , 2024, in connection with the special meeting (the “Stockholder Meeting”) of Armada Acquisition Corp. I (“Armada”) to be held at a.m. Eastern Time on         , 2024, via a virtual meeting, and hereby appoints          and         , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all common stock of Armada registered in the name provided, which the undersigned is entitled to vote at the Stockholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

Proposal No. 1—The Business Combination Proposal— To consider and vote upon a proposal to adopt and approve the business combination described in this proxy statement/prospectus (the “Business Combination” and such proposal, the “Business Combination Proposal”), including the Business Combination Agreement, dated as of December 17, 2021 as amended on November 10, 2022 and further amended and restated on June 16, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Armada, Rezolve Limited, a company organized under the laws of England and Wales, Rezolve AI Limited, a company organized under the laws of England and Wales (“Rezolve”), and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”), pursuant to which Armada, Rezolve Limited, Rezolve and Rezolve Merger Sub will effect a series of transactions as described in the accompanying proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Nasdaq Proposal— to consider and vote upon a proposal to adopt and approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of Rezolve Shares in connection with the Business Combination Agreement, including the Company Reorganization, the conversion of the Convertible Notes and, to the extent applicable, the Merger, in each case, as required by Nasdaq listing requirements (the “Nasdaq Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Incentive Equity Plan Proposal— to consider and vote upon a proposal to adopt and approve, the Rezolve Incentive Equity Plan (the “Rezolve Incentive Equity Plan”), which will become effective on or before the Closing Date and will be used by Rezolve following the Closing (the “Incentive Equity Plan Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Charter Limitation Amendment Proposal— to consider and vote upon a proposal to amend Armada’s second amended and restated certificate of incorporation (as amended, the “Armada Charter”) to eliminate from the Armada Charter the limitation that Armada may not consummate a business combination to the extent Armada would have net tangible assets of less than $5,000,001, which amendment will be effective immediately prior to or upon consummation of a business combination (the “Charter Limitation”) in order to allow Armada to consummate the Business Combination irrespective of whether Armada would exceed the Charter Limitation (the “Charter Limitation Amendment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Adjournment Proposal—to approve, if necessary, the adjournment of the Special Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Equity Plan Proposal or the Charter Limitation Amendment Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Incentive Equity Plan Proposal or the Charter Limitation Amendment Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                                                             , 2024

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO BROADRIDGE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND, IF PRESENTED, PROPOSAL 5, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.